Item 77M  SunAmerica Specialty Series NSAR-B
On March 5, 2013, the Board of Directors of SunAmerica Series, Inc. approved an Agreement and Plan of Reorganization pursuant to which the Focused Small-Cap Growth Portfolio, a series of SunAmerica Series, Inc. (the Acquired Fund), would transfer all of its assets to the SunAmerica Focused Alpha Growth Fund, a series of SunAmerica Specialty Series (the Acquiring Fund), in exchange solely for the assumption of the Acquired Fund's liabilities by the Acquiring Fund and Class A, Class C and Class W shares of the Acquiring Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof. (the Small-Cap Growth Reorganization).
On June 20, 2013, shareholders of the Acquired Fund approved the Agreement and Plan of Reorganization, and the Small-Cap Growth Reorganization was consummated on July 22, 2013.

Item 77M  SunAmerica Specialty Series NSAR-B
On July 18, 2013, the Board of Directors of SunAmerica Series, Inc. approved an Agreement and Plan of Reorganization pursuant to which the Focused Large-Cap Growth Portfolio, a series of SunAmerica Series, Inc. (the Acquired Fund), would transfer all of its assets to the SunAmerica Focused Alpha Large-Cap Fund, a series of SunAmerica Specialty Series (the Acquiring Fund), in exchange solely for the assumption of the Acquired Funds liabilities by the Acquiring Fund and Class A, Class B and Class C shares of the Acquiring Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof (the Large-Cap Growth Reorganization). On October 21, 2013, shareholders of the Acquired Fund approved the Agreement and Plan of Reorganization, and the Large-Cap Growth Reorganization was consummated on October 28, 2013.

Item 77M  SunAmerica Specialty Series NSAR-B
On July 18, 2013, the Board of Directors of SunAmerica Equity Funds approved an Agreement and Plan of Reorganization pursuant to which the SunAmerica Value Fund, a series of SunAmerica Series, Inc. (the Acquired Fund), would transfer all of its assets to the SunAmerica Focused Alpha Large-Cap Fund, a series of SunAmerica Specialty Series (the Acquiring Fund), in exchange solely for the assumption of the Acquired Fund?s liabilities by the Acquiring Fund and Class A, Class B and Class C shares of the Acquiring Fund, which shares will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof (the Value Fund Reorganization). On
October 10, 2013, shareholders of the Acquired Fund approved the Agreement and Plan of Reorganization, and the Value Fund Reorganization was consummated on October 28, 2013.